December 26, 1995

IDEX II Series Fund
201 Highland Avenue
Largo, FL  34640

     RE:          IDEX II Series Fund
                  Offering of Shares of Beneficial Interest

Gentlemen:

         In my capacity as Vice President, Secretary and Counsel, I have acted as counsel for IDEX II Series Fund (the "Fund") and have reviewed the Registration Statement under the Securities Act of 1933 on Form N-1A, and amendments thereto, with respect to the offer and sale of shares of beneficial interest, no par value, of the above-referenced Fund, including the "Rule 24f-2 Notice" for the fiscal year ended September 30, 1995, registering such shares pursuant to such Registration Statement, as amended, in accordance with Rule 24f-2 under the Investment Company Act of 1940.

         I have examined the Fund's Declaration of Trust and Bylaws, as amended; the proceedings of its Board of Trustees relating to the authorization, issuance, and proposed sales of the shares; and such other records and documents as I deemed relevant. Based upon such examination, it is my opinion that upon the issuance and sale of the shares of beneficial interest of the Fund in the manner contemplated by the aforesaid Registration Statement, as amended, such shares were validly issued, fully paid and nonassessable outstanding shares of beneficial interest of the Fund.

Very truly yours,

         /s/

Becky A. Ferrell
Vice President, Secretary and Counsel

BAF/ldd